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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Liberate Technologies
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIBERATE TECHNOLOGIES
2655 Campus Drive, Suite 250
San Mateo, California 94403
September 14, 2004

To Our Stockholders:

        You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Liberate Technologies. The attached Notice and Proxy Statement describe in detail the time, place, and agenda of the meeting.

        Please use this opportunity to take part in Liberate's affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting in person, please promptly complete, sign, date, and return the accompanying proxy before the meeting so that your shares will be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and vote your shares in person.

        On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Liberate.

Sincerely,

David Lockwood Chairman and Chief Executive Officer

LIBERATE TECHNOLOGIES
2655 Campus Drive, Suite 250
San Mateo, California 94403
NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
To be held October 27, 2004

To Our Stockholders:

        The 2004 Annual Meeting of Stockholders of Liberate Technologies will be held at the Hotel Sofitel San Francisco Bay, located at 223 Twin Dolphin Drive, Redwood Shores, California, on Wednesday, October 27, 2004 at 4:00 p.m. local time for the following purposes:

  1.
  To elect five directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified (or until his or her earlier resignation, death, or removal). At the meeting, our Board of Directors intends to present the following nominees for election as directors:

• David Lockwood • Charles N. Corfield • Patrick S. Jones	• Dr. David C. Nagel • Robert R. Walker
  2.
  To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year; and

  3.
  To transact any other business that may properly come before the meeting.

        The attached proxy statement provides additional information about the items of business.

Only stockholders of record at the close of business on September 2, 2004 are entitled to vote at the meeting. A list of these stockholders will be available for inspection at our corporate headquarters, located at 2655 Campus Drive, Suite 250, San Mateo, California, during ordinary business hours for the ten-day period prior to the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

David Lockwood Chairman and Chief Executive Officer
San Mateo, California September 14, 2004

IMPORTANT

The proxy statement and accompanying form of proxy are being mailed on or about September 14, 2004 in connection with the solicitation of proxies on behalf of the Board of Directors of Liberate. All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please promptly complete, sign, date, and return the accompanying proxy in accordance with the instructions on the proxy before the meeting so that your shares will be represented at the meeting.

LIBERATE TECHNOLOGIES

PROXY STATEMENT
FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
THE 2004 ANNUAL MEETING

Q:
Why am I receiving these materials?

A:
Liberate's Board of Directors (the Board) is providing these proxy materials to you in connection with Liberate's Annual Meeting of Stockholders, which will take place on October 27, 2004. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:
What information is contained in these materials?

A:
The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Liberate's annual report on Form 10-K for the fiscal year ended May 31, 2004, including audited financial statements, is also enclosed.

Q:
What proposals will be voted on at the Annual Meeting?

A:
There are two proposals scheduled to be voted on at the Annual Meeting:

•
the election of five directors for a one-year term;

•
ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Q:
What are the voting recommendations of Liberate's Board?

A:
Liberate's Board recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Q:
What shares are entitled to vote? How many shares can vote?

A:
Each share of Liberate's common stock outstanding as of the close of business on September 2, 2004, the record date, is entitled to one vote at the Annual Meeting. At the close of business on September 2, 2004, there were 105,729,624 shares of common stock outstanding and entitled to vote. A stockholder may vote (1) shares that are held of record directly in the stockholder's name, and (2) shares held for the stockholder, as the beneficial owner, through a broker, bank or other nominee.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most stockholders of Liberate hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and shares owned beneficially.

  Stockholder of Record

  If your shares are registered directly in your name with Liberate's transfer agent, Equiserve L.P., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by Liberate. As the stockholder of record, you have the right to grant your voting proxy directly to the designated proxies or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

  Beneficial Owner

  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner or nominee, you have the right to direct your broker on how to vote, and you are also invited to attend the Annual Meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares.

Q:
Can I attend the Annual Meeting?

A:
You are invited to attend the Annual Meeting if you are a stockholder of record or a beneficial owner as of September 2, 2004. If you are a stockholder of record you must bring proof of identification. If you hold your shares through a broker, bank or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of September 2, 2004.

Q:
How can I vote my shares in person at the Annual Meeting?

A:
Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the Annual Meeting, Liberate recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name through a brokerage account or by a bank or other nominee may be voted in person if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:
How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting by completing and mailing your proxy card or voting instruction card in the enclosed envelope. Please refer to the enclosed materials for details.

Q:
Can I change my vote?

A:
You may change your proxy instructions at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions: (1) filing a written notice of revocation with our Corporate Secretary at our principal executive office (2655 Campus Drive, Suite 250, San Mateo, CA 94403); (2) filing a properly executed proxy showing a later date with our Corporate Secretary at our principal executive office; or (3) attending the Annual Meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

Q:
How are votes counted?

A:
In the election of directors, you may vote FOR all of the nominees or you may WITHHOLD your vote with respect to one or more of the nominees. For the proposal to ratify the selection of PricewaterhouseCoopers LLP, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN, it has the same effect as a vote AGAINST. If you sign and return your proxy card or broker voting instruction card without giving specific voting instructions, your shares will be voted as recommended by our Board, except that in the case of a broker voting instruction card, your broker may only vote on those matters over which the broker has discretionary voting power.

Q:
Who will count the votes?

A:
Equiserve L.P., Liberate's transfer agent, will tabulate the votes and will provide a vote report that will be presented at the Annual Meeting.

Q:
What is the quorum requirement for the Annual Meeting?

A:
The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:
What is the voting requirement to approve each of the proposals?

A:
In the election for directors, the five persons receiving the highest number of "FOR" votes will be elected to one-year terms. The ratification of the selection of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described above in "What is the quorum requirement for the Annual Meeting?" in this section. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not counted.

Q:
What does it mean if I receive more than one proxy or voting instruction card?

A:
It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:
Where can I find the voting results of the Annual Meeting?

A:
Liberate will announce preliminary voting results at the Annual Meeting and publish final results in Liberate's quarterly report on Form 10-Q for the quarter ending November 30, 2004.

Q:
Who will pay the cost of soliciting votes for the Annual Meeting?

A:
Liberate will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. Liberate will provide copies of these proxy materials to banks, brokerages, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. Liberate may solicit proxies by personal interview, mail, telephone and electronic communications. Liberate has not retained a proxy solicitor to assist with this meeting. Our directors, officers, and employees (acting without additional compensation) may assist in soliciting proxies by telephone, email, or direct contact. Liberate may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to the beneficial owners.

Q:
How may I propose actions for consideration at next year's Annual Meeting or nominate individuals to serve as directors?

A:
If you want to submit a proposal for presentation at our 2005 Annual Meeting, you must submit it to us by May 27, 2005, in order to be considered for inclusion in our proxy statement and related proxy materials for that meeting. Otherwise, if you intend to present a proposal at the 2005 meeting without including that proposal in Liberate's proxy materials, you must provide advance notice of the proposal to Liberate not earlier than July 11, 2005 nor later than August 10, 2005. Address all stockholder proposals to Liberate Technologies, 2655 Campus Drive, Suite 250, San Mateo, California 94403, Attn: General Counsel. We reserve the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with applicable requirements, including conditions established by the Securities and Exchange Commission (SEC). We advise you to review our Bylaws, which contain this and other requirements with respect to advance notice of stockholder proposals and director nominations. Our Bylaws were filed with the SEC as an exhibit to our annual report on Form 10-K filed on September 16, 2003, which can be viewed by visiting our investor relations website at http://investors.liberate.com and may also be obtained by writing to our General Counsel at our principal executive office (2655 Campus Drive, Suite 250, San Mateo, CA 94403).

Q:
How can I get electronic access to the Proxy Statement and Annual Report?

A:
This proxy statement and our annual report on Form 10-K may be viewed online on our investor relations website at http://investors.liberate.com.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows how much of our common stock was beneficially owned as of July 31, 2004 by (i) each holder of 5% or more of our common stock, (ii) each director, (iii) each executive officer named below in "Executive Compensation—Summary Compensation Table," and (iv) all current directors and executive officers as a group. To our knowledge and except as set forth in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless indicated otherwise, each holder's address is c/o Liberate Technologies, 2655 Campus Drive, Suite 250, San Mateo, California 94403.

        The column labeled "Options/Units" below reflects shares of common stock that are subject to options or stock units that are currently exercisable or will become vested or exercisable within 60 days of July 31, 2004. Those shares are deemed outstanding for the purpose of computing the percentage ownership of the person holding these options, but are not deemed outstanding for the purpose of computing the beneficial ownership of any other person. Percentage ownership is based on 105,726,947 shares outstanding on July 31, 2004.

Amount and Nature of Beneficial Ownership

Beneficial Owner	Shares	Options/Units	Total	Percent of Class
CCM Master Fund, Ltd.(1)	15,764,621	—	15,764,621	14.9%
David Lockwood(2)	12,032,901	487,500	12,520,401	11.8%
OZ Management, L.L.C.(3)	10,368,180	—	10,368,180	9.8%
Highfields Capital Management LP(4)	10,000,000	—	10,000,000	9.5%
Glenview Capital Management, LLC(5)	5,766,500	—	5,766,500	5.5%
Philip A. Vachon	8,087	602,083	610,170	*
Gregory S. Wood	17,229	487,500	504,729	*
Patrick P. Nguyen	7,229	487,500	494,729	*
Dr. David C. Nagel	2,941	187,083	190,024	*
Charles N. Corfield	46,343	87,013	133,356	*
Patrick S. Jones	2,941	—	2,941	*
Robert R. Walker	2,941	—	2,941	*
Mitchell E. Kertzman	—	—	—	*
Kent Walker	—	—	—	*
All current directors and executive officers as a group (8 persons)	12,120,612	2,338,679	14,459,291	13.4%

*
Less than 1% of our outstanding shares of common stock.

(1)
Includes 15,744,521 shares owned directly by CCM Master Fund, Ltd., 13,600 shares held by Grant R. Coghill, and 6,500 shares held by Grace A. Coghill. Clint D. Coghill is the managing member of Coghill Capital Management, L.L.C., an entity that serves as the investment manager of CCM Master Fund, Ltd. Clint D. Coghill also serves as the investment custodian for Grant R. Coghill and Grace A. Coghill. The address of CCM Master Fund, Ltd. and the other beneficial owners of these securities is One North Wacker Drive, Suite 4725, Chicago, IL 60606. This information has been taken from a Schedule 13G/A filed by the beneficial owners on February 20, 2003.

(2)
Shares include 3,807,201 shares owned directly by Mr. Lockwood and 8,225,700 shares owned directly by Lockwood Fund LLC. Mr. Lockwood is managing member of Lockwood Capital Advisors LLC, which is the managing member of Lockwood Fund LLC. The address of the principal office of Lockwood Fund LLC and Lockwood Capital Advisors LLC is c/o Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022, Attention: Stuart D. Freedman, Esq.

(3)
OZ Management, L.L.C. and Daniel S. Och, its Senior Managing Member, may be deemed to be the beneficial owners of all these shares. This amount includes 9,671,343 shares beneficially owned by OZ Master Fund, Ltd., of which OZ Management, L.L.C. is the principal investment manager. The address of OZ Management, L.L.C. and Daniel S. Och is 9 West 57th Street, 39th Floor, New York, NY 10019. The address of OZ Master Fund, Ltd. is c/o Goldman Sachs (Cayman) Trust, Limited, P.O. Box 896, G.T. Harbour Centre, Second Floor, North Church Street, George Town, Grand Cayman, Cayman Islands, B.W.I. This information has been taken from a Schedule 13G filed on February 13, 2004.

(4)
The 10,000,000 shares are directly owned by Highfields Capital I LP, Highfields Capital II LP and Highfields Capital Ltd. (which directly owns 6,969,110 of the shares). These shares are also beneficially owned by Highfields Capital Management LP, the investment manager to the three direct owners; Highfields GP LLC, the General Partner of Highfields Capital Management LP; and Jonathon S. Jacobson and Richard L. Grubman, the Managing Members of Highfields GP LLC. The address of Highfields Capital Management LP, Highfields GP LLC, Mr. Jacobson and Mr. Grubman is c/o Highfields Capital Management, 200 Clarendon Street, 51st Floor, Boston, MA 02116. The address of Highfields Capital Ltd. is c/o Goldman Sachs (Cayman) Trust, Limited, Harbour Centre, Second Floor, George Town, Grand Cayman, Cayman Islands, B.W.I. This information has been taken from a Schedule 13G filed on July 8, 2003.

(5)
These shares are beneficially owned by Glenview Capital Management, LLC, Glenview Capital GP, LLC, Glenview Capital Partners, L.P., Glenview Capital Master Fund, Ltd. and Glenview Institutional Partners, L.P. The address of Glenview Capital Master Fund, Ltd. is c/o Goldman Sachs (Cayman) Trust, Limited, Harbour Centre, North Church Street, P.O. Box 896GT, George Town, Grand Cayman, Cayman Islands, B.W.I. The address for all other entities is 399 Park Avenue, Floor 39, New York, NY 10022. This information has been taken from a Schedule 13G filed on January 30, 2004.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        At the meeting, stockholders will elect directors, who will each serve until the next annual meeting of stockholders and until his successor has been elected and qualified (or until his earlier resignation, death, or removal). Liberate currently has authorized five directors. Our Board of Directors has nominated five persons to stand for election as directors (the "nominees"), all of whom are listed below with their ages as of August 31, 2004, their positions and offices held with Liberate, and certain biographical information. Each nominee for election has agreed to serve if elected, and neither the Board nor Liberate's management has any reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy. Unless otherwise instructed, the proxy holders intend to vote all proxies received by them in the accompanying form FOR the nominees listed below.

Nominees

Name	Age	Positions and Offices Held with Liberate
David Lockwood(1)	44	Chairman and Chief Executive Officer
Charles N. Corfield(2)(3)(4)	45	Director
Patrick S. Jones(2)(3)(4)	59	Director
Dr. David C. Nagel(4)	59	Director
Robert R. Walker(2)(3)	54	Director

(1)
Member of Secondary Compensation Committee

(2)
Member of Corporate Governance Committee

(3)
Member of Finance and Audit Committee

(4)
Member of Compensation Committee

        David Lockwood has served as Chairman and Chief Executive Officer of Liberate since June 2003 and served as a strategic advisor to Liberate from March 2003 to June 2003. He was an executive officer of InterTrust Technologies Corporation, a provider of digital rights management software, from September 2001 to February 2003, serving in the roles of Chief Executive Officer, President, and Executive Vice Chairman. He also served as a director of InterTrust from October 2000 to January 2003. From January 2000 to October 2001, Mr. Lockwood was the Managing Partner of Reuters Greenhouse Fund, a venture capital firm. Prior to joining Reuters Greenhouse Fund, Mr. Lockwood spent 10 years at Goldman, Sachs & Co., most recently as a Managing Director. Mr. Lockwood currently serves on the Board of Directors of Forbes.com and is a managing member of Lockwood Capital Advisors LLC.

        Charles N. Corfield has served as a director of Liberate since December 1998. Since August 2000, Mr. Corfield has served as Chief Executive Officer of SandCherry Networks, a provider of telecommunications software. Mr. Corfield was previously Managing Director of Lhotse Shar, LLC, a venture/investment company, since 1998, and has been a private investor in a variety of high-technology firms since 1995. Mr. Corfield co-founded Frame Technology, a software company, in 1986 and served as a member of its board of directors and as its Chief Technology Officer until it was acquired by Adobe Systems in 1995. Mr. Corfield also serves as a director and member of the audit committee of iBasis, a provider of internet-based communication services.

        Patrick S. Jones has served as a director of Liberate since June 2003. Since March 2001, Mr. Jones has been a private investor and a board member of several public and private companies. From June 1998 to March 2001, Mr. Jones served as Senior Vice President and Chief Financial Officer of Gemplus International S.A., a smart card device manufacturer. From June 1992 to June 1998, Mr. Jones served as Vice President and Corporate Controller of Intel Corporation, a semiconductor manufacturer. Mr. Jones also serves on the board of directors and audit committee of QRS Corporation, a public company that develops supply chain management software and services for the retailing industry, and Genesys S.A., a public company that provides conferencing services. Mr. Jones also serves on the boards of SmartTrust AB, a privately-held provider of mobile device software and Trema N.V., a privately held provider of treasury and financial software and is the chairman of the board of Dione plc, a privately held manufacturer of Electronic Point Of Sale (EPOS) terminals.

        Dr. David C. Nagel has served as a director of Liberate since February 2000. Since August 2001, Dr. Nagel has served as President and Chief Executive Officer of PalmSource, Inc., a public company that provides operating system software platforms for mobile devices. Before joining PalmSource, Dr. Nagel was President of AT&T Labs from April 1996 to August 2001 and Chief Technology Officer of AT&T from August 1997 to August 2001. Dr. Nagel also served as Chief Technology Officer of Concert, a joint venture between AT&T and British Telecom, from June 1999 to August 2001. Prior to joining AT&T, Dr. Nagel was a Senior Vice President of Apple Computer, where he led a worldwide research and development group responsible for Macintosh hardware, Macintosh OS software, imaging, and other peripheral products. Before joining Apple in 1988, Dr. Nagel was a research scientist and head of human factors research at NASA's Ames Research Center. Dr. Nagel also serves as a director of PalmSource.

        Robert R. Walker has served as a director of Liberate since June 2003. From March 1999 to December 2001, Mr. Walker served as Chief Financial Officer of Agilent Technologies, an electronic equipment manufacturing company. Prior to joining Agilent Technologies, Mr. Walker held various positions, including Vice President, Chief Information Officer and Group Controller, at Hewlett-Packard Company, from June 1975 to February 1999. Mr. Walker is also vice-chairman of Financial Executives International and a director of Electro Scientific Industries, Inc., a supplier of manufacturing equipment to the global electronics market.

Procedures for Nominating Directors

        Role of the Corporate Governance Committee.    Liberate's Corporate Governance Committee performs the functions of a nominating committee and identifies, evaluates and nominates prospective candidates for the Board of Directors. The charter of the Corporate Governance Committee can be viewed on our investor relations website at http://investors.liberate.com. The Corporate Governance Committee will evaluate prospective members of the Board on the basis of their character, judgment, business and financial experience and acumen, board experience, and willingness to devote the necessary time to Board affairs. Each nominee is expected to have broad business experience, a record of professional accomplishment in his or her field, and demonstrated honesty and integrity consistent with Liberate's values.

        In evaluating director nominees, the Corporate Governance Committee considers a variety of factors including the appropriate size of the board, the experience of each nominee as that relates to Liberate's needs, and a nominee's understanding of our business and industry. The Committee may also take into consideration factors such as a nominee's strategic thinking, business contacts and networks, familiarity with finance and accounting practices, diversity of professional experience and other experience that may contribute to Liberate's success. The Committee may also consider other factors that it believes to be in the best interests of Liberate and its stockholders. The Corporate Governance Committee has established that at least one member of the board must meet the criteria to be considered an "audit committee financial expert" as defined by SEC rules and a majority of the board must meet the definition of "independent director" under the rules of the Nasdaq Stock Market or other applicable listing standards.

        Identifying Nominees.    The Corporate Governance Committee identifies and evaluates nominees by reviewing the desired skills and experience of a potential nominee based on the qualifications discussed above. The committee may identify potential nominees based upon suggestions by non-employee members of the board, senior executives, individuals personally known to the members of the board, third-party search firms, or stockholders. The Corporate Governance Committee does not evaluate potential nominees differently based on who has made the proposal. The committee has authority to retain and terminate search firms to be used to identify or evaluate director candidates. Liberate has not retained any third parties to assist in this process.

        Stockholder Nominations.    In identifying and recommending nominees to the Board, the Corporate Governance Committee will also consider nominees recommended by our stockholders. To have a candidate considered by the Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information: the name of the candidate; the employment and professional background of the candidate and his or her qualifications to be a director; and the candidate's written consent to serve as a director if nominated by the Board. The stockholder must also furnish the stockholder's name, address and evidence showing the class and number of shares of Liberate stock owned by the stockholder. Any notice of director nomination must meet the requirements contained in Liberate's Bylaws and any candidate must provide the information required pursuant to Regulation 14A under the Securities Exchange Act of 1934. To have a candidate considered for nomination at the 2005 annual meeting, a stockholder must provide the information described above by May 27, 2005. All nominations must be addressed to Liberate Technologies, 2655 Campus Drive, Suite 250, San Mateo, California 94403, Attn: General Counsel.

Meetings of the Board of Directors and Board Committees

        During our fiscal year ended May 31, 2004, our Board held 13 meetings. During fiscal 2004, each of the directors standing for re-election, during his or her tenure, attended or participated in at least 75% of the aggregate of: (1) the total number of meetings held by the Board and (2) the total number of meetings held by all Board committees on which such director served. After each regularly scheduled Board meeting, the independent directors of our Board hold a separate meeting that employee and affiliated directors and other members of management do not attend.

        The Board currently has four standing committees: the Finance and Audit Committee, the Compensation Committee, the Secondary Compensation Committee and the Corporate Governance Committee.

        Finance and Audit Committee.    During fiscal 2004, the Finance and Audit Committee of the Board held seven meetings. As specified in its charter, the Finance and Audit Committee's principal functions are:

    •
    To appoint, compensate, and oversee the work of Liberate's independent auditors;

    •
    To oversee Liberate's accounting and financial reporting processes and the audits of Liberate's financial statements;

    •
    To oversee and monitor: (i) the integrity of Liberate's financial statements; (ii) Liberate's compliance with legal and regulatory requirements; (iii) the independent auditor's qualifications, independence, and performance; (iv) Liberate's internal auditing function and internal controls; and (v) compliance with Liberate's Code of Business Conduct and Code of Financial Conduct; and

    •
    To update the Board regarding the committee's activities, advise the Board in detail of its material findings on a periodic basis and, as appropriate, make recommendations for Board action.

        In addition, the Finance and Audit Committee has responsibility for overseeing spending and signature authority levels, reviewing related-party transactions, and maintaining procedures for the confidential reporting of violations of Liberate's policies. The current members of the Finance and Audit Committee are Mr. Walker (chair), Mr. Corfield, and Mr. Jones. Our Board has determined that Mr. Walker is qualified as an "audit committee financial expert" within the meaning of SEC regulations and that each member of the Finance & Audit Committee is independent under the listing standards of the Nasdaq Stock Market and applicable securities law. The charter of the Finance and Audit Committee can be found on our investor relations website at http://investors.liberate.com.

        Compensation Committee.    During fiscal 2004, the Compensation Committee of the Board held nine meetings. The Compensation Committee administers our equity incentive plans and other employee benefit plans and is responsible for designing, evaluating, and approving the compensation plans, policies, and programs of Liberate, especially those regarding executive compensation. Specifically, the Compensation Committee approves all compensation, bonus, and other incentive compensation for Liberate's executive officers and approves any perquisites, equity incentive awards, and special cash payments made or paid to executive officers. The current members of the Compensation Committee are Mr. Corfield (chair), Mr. Jones, and Dr. Nagel, each of whom is independent under the listing standards of the Nasdaq Stock Market. The charter of the Compensation Committee can be found on our investor relations website at http://investors.liberate.com.

        Secondary Compensation Committee.    During fiscal 2004, the Secondary Compensation Committee acted by written consent in lieu of a meeting on three occasions. The Secondary Compensation Committee administers our 1999 Equity Incentive Plan as to equity incentive awards to employees and consultants who are not executive officers or directors, in amounts not exceeding 100,000 shares per individual per grant. The sole member of the Secondary Compensation Committee is Mr. Lockwood.

        Corporate Governance Committee.    The Corporate Governance Committee was established to identify and nominate candidates for membership on the Board, assist the Board in succession planning for executive officers, oversee compliance with Liberate's codes of conduct, and evaluate Board performance. The current members of the Corporate Governance Committee are Mr. Corfield (chair), Mr. Jones, and Robert Walker, each of whom is independent under the listing standards of the Nasdaq Stock Market. Although the Corporate Governance Committee did not meet during fiscal 2004, in August 2004, the committee met to review the current composition of the Board and recommended the nomination of the five incumbent directors for re-election at the 2004 Annual Meeting.

Attendance at Annual Meetings

        Our annual meeting of stockholders held on October 28, 2003 was attended in person by two members of the Board, three executive officers and three other stockholders. In 2004, our Board adopted a policy strongly encouraging attendance by all members of the Board at each annual meeting, and directors are expected to exercise their best efforts to attend the annual meeting.

Communications between Stockholders and Directors

        Liberate has established an email address, independentdirector@liberate.com, to permit stockholders to communicate with the Board of Directors. Messages sent to this address will be forwarded to Robert Walker, the chairman of Liberate's Finance & Audit Committee. A copy of each message will also be forwarded to Liberate's general counsel or other member of Liberate's legal department. The designated members of Liberate's legal department are authorized to review these communications and will forward them to the appropriate Board members, except for communications that are (a) advertisements or promotional communications, (b) solely related to complaints or questions by customers or vendors with respect to ordinary course of business, or (c) clearly unrelated to Liberate's business, industry, management, or Board or committee matters. Stockholders who do not have access to email may also send written correspondence to the Board of Directors c/o General Counsel, Liberate Technologies, 2655 Campus Drive, Suite 250, San Mateo, CA 94403. Written correspondence will be subject to the same review process set forth above for email communications.

Director Compensation

        For a discussion of Liberate's compensation practices for non-employee directors, please see "Executive Compensation—Director Compensation" below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
NOMINEES LISTED IN THIS PROXY STATEMENT.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Finance and Audit Committee has selected PricewaterhouseCoopers LLP (PWC) to serve as our independent registered public accounting firm for our fiscal year ending May 31, 2005. PWC has audited Liberate's financial statements for the three fiscal years ended May 31, 2004. We expect that representatives of PWC will be present at the meeting, will have the opportunity to make a statement if they wish and will be available to respond to appropriate questions.

        Our bylaws do not require that the stockholders ratify the selection of our independent accounting firm. However, the Board is submitting the selection of PWC to the stockholders for ratification as a matter of good corporate practice. The Finance and Audit Committee has the authority to engage or dismiss our independent accounting firm. If the stockholders fail to ratify the selection of PWC, the Finance and Audit Committee will reconsider its retention of PWC. Even if the selection of PWC is ratified, the Finance and Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of Liberate and our stockholders. Unless otherwise instructed, the proxy holders intend to vote all proxies that they receive FOR this Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

AUDIT FEES AND OTHER PROFESSIONAL FEES

        The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for professional services for each of fiscal 2004 and 2003 on behalf of Liberate Technologies and its subsidiaries, as well as out-of-pocket costs incurred in connection with these services:

	2004	2003
Audit Fees
Audit fees(1)	$1,034,387	$3,470,521
Audit-related fees(2)	$—	186,200

Total Audit Fees	$1,034,387	$3,656,721
Non-Audit Fees
Tax Services and Compliance Fees(3)	$545,308	79,440
All Other Fees	—	—

Total Non-Audit Fees	$545,308	79,440
Total Fees	$1,579,695	$3,736,161

(1)
Includes fees for professional services for the audit of our consolidated financial statements included in our annual report on Form 10-K and review of financial statements included in our quarterly reports on Form 10-Q, or for services that are normally provided by PWC in connection with statutory and regulatory filings or engagements.

(2)
Includes accounting consulting related to audits, internal control advisory services, accounting and due diligence services related to corporate transactions, services related to the issuance by PricewaterhouseCoopers of consents to include its audit reports in certain documents, and other services related to the performance of the audit or review of our financial statements.

(3)
Includes fees for federal, state, local and international tax compliance, tax advice, and tax planning, as well as tax consulting related to a restructuring of Liberate's foreign subsidiaries.

PRE-APPROVAL POLICY FOR AUDIT AND NON-AUDIT SERVICES

        Consistent with the charter of our Finance and Audit Committee, we have established a policy governing the pre-approval of audit and non-audit services delivered by Liberate's independent auditors. The Finance and Audit Committee must pre-approve the categories of permitted audit and non-audit services, the specific services to be performed, and the fees associated with those services. During the course of the year, we expect that there may be additional non-audit services that are identified by management that are desired and were not contained in the annual pre-approval request. The Finance and Audit Committee has authorized the committee's chairman, Mr. Robert Walker, who is an independent director, to pre-approve interim requests for additional non-audit services up to an aggregate amount of $25,000 between regular meetings of the committee. Mr. Walker will then report to the committee at its next meeting any interim pre-approvals granted since the last meeting.

        In making its recommendation to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2005, the Finance and Audit Committee has determined that the non-audit services provided by PWC to Liberate did not impair the independence of PWC.

        Under SEC rules, the following report of the Finance and Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC and is not incorporated by reference in any past or future filing made by Liberate under the Securities Exchange Act of 1934 or the Securities Act of 1933, irrespective of any general incorporation language in any such filing.

REPORT OF THE FINANCE AND AUDIT COMMITTEE

        The Finance and Audit Committee of the Board of Directors of Liberate represents the Board in overseeing Liberate's financial and accounting processes, internal controls, audit process, compliance with policies and procedures, and any related-party transactions. The committee has the authority to engage and dismiss Liberate's independent auditors and to monitor the auditors' performance and independence. The committee also has general oversight responsibility with respect to our financial reporting, and reviews the results and scope of the audit and other non-audit services provided by our independent auditors.

        Members of the Finance and Audit Committee are not professional accountants or auditors and these functions are not intended to replace or duplicate the activities of management or the independent auditors. Liberate's management has primary responsibility for preparing Liberate's financial statements and for establishing and maintaining appropriate accounting and financial reporting policies and internal controls and procedures. Liberate's independent registered public accounting firm, PricewaterhouseCoopers LLP (PWC), is responsible for planning and carrying out a proper audit of Liberate's financial statements, expressing an opinion on the conformity of Liberate's audited financial statements with generally accepted accounting principles, reviewing Liberate's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. Throughout the year, members of the committee conferred with PWC and Liberate's senior management in separate executive sessions to discuss any matters that the committee, PWC or senior management believed should be discussed privately with the committee. Members of the committee have direct and private access to Liberate's management and to the independent registered public accounting firm.

        As of the date of this proxy statement, and for most of fiscal 2004, the committee consisted of Robert R. Walker (chair), Charles N. Corfield and Patrick S. Jones. After reviewing the qualifications of the current members of the committee, and any relationships they may have with Liberate that might affect their independence from Liberate, the Board determined that each member of the committee meets the independence requirements of the Nasdaq Stock Market and of applicable securities laws, that each member is able to read and understand fundamental financial statements and that Robert R. Walker is an "audit committee financial expert," as defined by SEC rules. A copy of the charter of this committee was filed as an exhibit to Liberate's Annual Report on Form 10-K for the year ended May 31, 2003 and was distributed with the proxy statement for Liberate's 2003 annual meeting of stockholders. Prior to September 16, 2003, the members of the committee were Dana L. Evan, Charles N. Corfield and Dr. David C. Nagel.

        The committee has reviewed and discussed the audited financial statements with our management and PWC. The committee has discussed with PWC the matters required to be discussed by Statement on Auditing Standards No. 61. The committee has received the written disclosures and the letter from PWC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has also discussed with PWC their independence from Liberate and its management.

        Based on the review and discussions described above, the committee recommended to the Board of Directors that Liberate's audited financial statements be included in the Annual Report on Form 10-K for Liberate's fiscal year ended May 31, 2004. The committee has also recommended, and the Board has approved, the selection of PricewaterhouseCoopers LLP as Liberate's independent registered public accounting firm for fiscal 2005.

FINANCE AND AUDIT COMMITTEE
Robert R. Walker (Chair) Charles N. Corfield Patrick S. Jones

EXECUTIVE OFFICERS

        Our executive officers, their ages, positions with Liberate, and certain biographical information as of August 31, 2004 are as follows:

Executive Officers	Age	Positions and Offices Held with Liberate
David Lockwood *	44	Chairman and Chief Executive Officer
Philip A. Vachon	47	President—Liberate International
Gregory S. Wood	45	Executive Vice President and Chief Financial Officer
Patrick P. Nguyen	37	Executive Vice President—Corporate Development

*
Please see biographical information for Mr. Lockwood in "Proposal No. 1" above.

        Philip A. Vachon was appointed President—Liberate International in April 2003. From November 2002 to April 2003, Mr. Vachon supervised Liberate's worldwide sales organization. From January 2001 to October 2002, Mr. Vachon advised a variety of technology companies. From January 1999 to December 2000, he was Senior Vice President of Worldwide Sales for Liberate and from June 1997 to January 1999, he served as Liberate's Senior Vice President of Americas Sales. From March 1987 to June 1997, Mr. Vachon served in various capacities at Oracle, most recently as Vice President of Alliances.

        Gregory S. Wood has been Executive Vice President and Chief Financial Officer of Liberate since June 2003 and served as a strategic advisor to Liberate from March 2003 to June 2003. Previously, he served as Chief Financial Officer of InterTrust, a provider of digital rights management software, from November 2000 to February 2003. Before joining InterTrust, Mr. Wood served as Chief Financial Officer of Network Computing Devices, a computer networking company, from August 1999 to November 2000. Mr. Wood also served as Executive Vice President and Chief Financial Officer, from December 1998 to July 1999, and as Chief Financial Officer, from July 1997 to November 1998, of Sutmyn Storage Corporation, a data storage company. Prior to joining Sutmyn, Mr. Wood served as Senior Vice President—Finance and Managing Director, from April 1996 to June 1997, and as Vice President and Treasurer, from January 1990 to March 1996, of Memorex Telex NV, a supplier of computer networking products and services. Mr. Wood is a certified public accountant.

        Patrick P. Nguyen has been Executive Vice President—Corporate Development since June 2003 and served as a strategic advisor to Liberate from March 2003 to June 2003. Previously, he served as Executive Vice President—Corporate Development and Vice President—Global Alliances of InterTrust from July 1998 to February 2003. From February 1993 to June 1998, Mr. Nguyen was an attorney with Weil, Gotshal & Manges, where he was made a partner in January 1998 and was head of the corporate and technology transaction practice of the firm's Silicon Valley office.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following summary compensation table sets forth, for the fiscal years ended May 31, 2002, 2003 and 2004, the compensation earned for services rendered in all capacities to Liberate and its subsidiaries by David Lockwood, who was our Chief Executive Officer on May 31, 2004; the three other most highly compensated executive officers who were serving as such on May 31, 2004; one additional individual who would have been among the four most highly compensated executive officers had he been serving as an executive officer on May 31, 2004; and Mitchell Kertzman, who served as our Chief Executive Officer at the beginning of fiscal 2004 (collectively, the "named executive officers"). We do not grant stock appreciation rights and have in the past provided no long-term compensation benefits other than stock options and stock units. In accordance with the rules of the Securities and Exchange Commission ("SEC"), the table below excludes certain items of compensation paid by us, such as perquisites and other personal benefits or reimbursements that did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officers for such fiscal year.

SUMMARY COMPENSATION TABLE

						Long-Term Compensation
		Annual Compensation				Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock/ Stock Unit Awards ($)		Securities Underlying Options (#)
David Lockwood Chairman of the Board and Chief Executive Officer	2004 2003 2002	250,357 53,201 —	— — —	— — —		— — —		— 1,300,000 —
Philip A. Vachon President—Liberate International	2004 2003 2002	250,357 328,789 100,212	150,000 — —	7,795 — —	(1)	303,000 — —	(2)	— 1,700,000 —
Gregory S. Wood Executive Vice President and Chief Financial Officer	2004 2003 2002	250,357 53,201 —	— — —	— — —		454,500 — —	(2)	— 1,300,000 —
Patrick P. Nguyen Executive Vice President— Corporate Development	2004 2003 2002	250,357 53,201 —	— — —	— — —		454,500 — —	(2)	— 1,300,000 —
Kent Walker(3) Former Executive Vice President— Corporate and Legal Affairs, General Counsel, and Secretary	2004 2003 2002	160,267 248,142 225,276	— — 65,530	351,200 — —	(4)	— — —		— 275,000 230,000
Mitchell E. Kertzman(3) Former Chairman of the Board and Chief Executive Officer	2004 2003 2002	— 200,220 300,276	— — 160,076	— — —		— — —		— — 650,000	(5)

(1)
Relocation expenses.

(2)
Represents stock unit awards granted to these executive officers during fiscal 2004. Mr. Vachon received 100,000 stock units and Mr. Wood and Mr. Nguyen each received 150,000 stock units. In accordance with SEC regulations, the values reported in the table above were obtained by multiplying the number of stock units granted by $3.03, the closing price of Liberate's common stock on the date the stock units were granted.

  These values do not necessarily reflect the future value of the stock units or of the shares issuable upon vesting of the stock units. These units vested as to 7.5% of the total units on July 15, 2004 and thereafter vest as to 12.5% of the total units on January 15 and July 15 of each year. The stock units do not entitle holders to voting rights, dividends or other rights of stockholders until the units become vested and shares are issued in settlement of the units.

(3)
This executive officer left Liberate during fiscal 2004.

(4)
During fiscal 2004, in connection with a management transition agreement, Liberate paid Kent Walker $1,000 cash and issued an award of 103,000 shares of common stock, which had a value of $3.40 per share and were fully vested on the date of grant.

(5)
This option was canceled in fiscal 2003.

Option Grants In Fiscal 2004

        During fiscal 2004, we granted no stock options to our named executive officers, and we granted options to purchase 14,000 shares to other employees.

Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values

        The following table sets forth information concerning stock option exercises during fiscal 2004 by each of the named executive officers, including the aggregate amount of gains on the date of exercise. The value realized for option exercises is the aggregate fair market value of our common stock on the date of exercise less the exercise price. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options held on May 31, 2004 by each of those officers. Also reported are values for "in-the-money" stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of May 31, 2004. The values for unexercised in-the-money options have not been, and may never be, realized. The fair market value is determined by the closing price of our common stock on May 28, 2004 as reported on the Pink Sheets system, which was $2.65 per share.

			Number of Securities Underlying Unexercised Options at Fiscal Year End
					Value of Unexercised In-the-Money Options at Fiscal Year End ($)
	Number of Shares Acquired on Exercise
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David Lockwood	—	—	379,166	920,834	341,249	828,751
Philip A. Vachon	—	—	460,416	1,239,584	119,708	322,292
Gregory S. Wood	—	—	379,166	920,834	341,249	828,751
Patrick P. Nguyen	—	—	379,166	920,834	341,249	828,751
Kent Walker	139,583	$162,305	—	—	—	—
Mitchell E. Kertzman	—	—	—	—	—	—

Stock Unit Grants In Fiscal 2004

        During fiscal 2004, we implemented a program to grant stock units to employees and non-employee directors under the 1999 Equity Incentive Plan. Each stock unit entitles the holder to receive one share of common stock when the stock unit vests. Stock units granted to employees generally vest over a period of four years, and those granted to non-employee directors generally vest over 12 months. On the vesting dates, stock units are settled by the delivery of the corresponding number of shares of common stock. Upon termination of employment unvested stock units are forfeited. In fiscal 2004, the Compensation Committee granted stock units to the following named executive officers: Philip Vachon (100,000 units), Gregory Wood (150,000 units), and Patrick Nguyen (150,000 units). The closing price of Liberate's common stock on the date the stock units were granted to these executive officers was $3.03. The units granted to our executive officers vested as to 7.5% of the total units on July 15, 2004 and thereafter will become vested as to 12.5% of the total units on January 15 and July 15 of each year. The stock units do not entitle holders to voting rights, dividends or other rights of stockholders until the units become vested and shares are issued in settlement of the units. During fiscal 2004, we also granted a total of 2,486,500 stock units to other employees and 23,528 stock units to our non-employee directors.

Equity Compensation Plan Information

        The following table summarizes information about our shares of common stock that may be issued upon the exercise of options and the vesting of stock units under all of our existing equity compensation plans as of May 31, 2004, as well as shares of our common stock that may be issued under warrants or individual compensation arrangements that were not approved by our stockholders.

        As of May 31, 2004, there were 105,512,268 shares of Liberate common stock outstanding. At that date, there were outstanding options to purchase 9,676,470 shares of stock at a weighted average exercise price of $5.28 per share, outstanding warrants to purchase 1,133,330 shares of stock at a weighted average exercise price of $6.71 per share and outstanding stock units representing the right to receive 2,553,228 shares of stock.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)(2)	6,231,411	(3)	$6.28	23,638,296	(4)
Equity compensation plans not approved by security holders(5)(6)	7,033,330		$2.72	—

Total	13,264,741		$4.39	23,638,296

(1)
Includes the 1996 Stock Option Plan, 1999 Equity Incentive Plan, and the 1999 Employee Stock Purchase Plan. No additional options or awards may be issued under the 1996 Stock Option Plan. Under our 1999 Equity Incentive Plan, we may issue awards up to the available plan balance in the form of stock options, restricted shares, stock appreciation rights, and stock units. As of May 31, 2004, no awards, other than the options and stock units included in the table above, were outstanding under these plans.

(2)
Each of the 1999 Equity Incentive Plan and 1999 Employee Stock Purchase Plan contains an automatic share increase provision. Accordingly, the number of shares of common stock reserved for issuance under these plans will automatically increase on June 1 of each year, unless the increase is waived by the Board. For our 1999 Equity Incentive Plan, on June 1 of each year the number of shares available increases automatically by the lesser of (a) 5% of our common shares outstanding on the date of increase, or (b) 6,000,000 shares. For our 1999 Employee Stock Purchase Plan, on June 1 of each year the number of shares available for purchase increases automatically by the lesser of (a) 2% of our common shares outstanding on the date of increase, or (b) 1,666,666 shares. The Board has waived the June 1, 2004 increase in shares reserved under these plans.

(3)
Represents (i) options to purchase 499,485 shares with a weighted average exercise price of $3.25 issued under the 1996 Stock Option Plan; (ii) options to purchase 3,178,698 shares with a weighted average exercise price of $11.81 issued under the 1999 Equity Incentive Plan; and (iii) 2,553,228 stock units, each unit convertible into one share of common stock with no exercise price, issued under the 1999 Equity Incentive Plan.

(4)
Represents 16,446,001 shares available for issuance under the 1999 Equity Incentive Plan and 7,192,295 shares available for issuance under the 1999 Employee Stock Purchase Plan. In 2003, the Board suspended the 1999 Employee Stock Purchase Plan until further notice.

(5)
Represents (i) options to purchase 5,900,000 shares at a weighted average exercise price of $1.95 per share granted in fiscal 2003 outside the 1999 Equity Incentive Plan to executive officers and employees and (ii) warrants to purchase 1,133,330 shares at a weighted average exercise price of $6.71 per share issued to certain network operators.

(6)
Excludes options to purchase an aggregate of 98,287 shares at a weighted average exercise price of $4.03 that were outstanding as of May 31, 2004 under equity compensation plans assumed by Liberate in connection with acquisition transactions. We will not grant any additional options under those assumed plans.

Employment Contracts, Termination of Employment, and Change in Control Arrangements

        Liberate has entered into employee retention agreements with Mr. Lockwood, Mr. Vachon, Mr. Wood and Mr. Nguyen. Under the terms of these agreements, in the event of certain employment termination events within one year of a change of control of Liberate, the executive officer will receive a payment equal to twice his total taxable compensation for the prior fiscal year, with a minimum payment of $500,000 and a maximum payment of $750,000.

        In March 2003, the Compensation Committee granted an option to purchase 1,300,000 shares of our stock at an exercise price of $1.75 per share to each of Mr. Lockwood, Mr. Wood, and Mr. Nguyen. In April 2003, the Compensation Committee granted an option to purchase 1,700,000 shares of our stock at an exercise price of $2.39 per share to Mr. Vachon. Our Compensation Committee granted each of these options outside the 1999 Equity Incentive Plan. Each option vests monthly over four years so long as the recipient provides continuous service to Liberate, and each will become fully vested upon certain employment termination events in connection with a change of control of Liberate.

        In April 2004, the Compensation Committee granted stock units to the following named executive officers: Philip Vachon (100,000 units), Gregory Wood (150,000 units), and Patrick Nguyen (150,000 units). The units vested as to 7.5% of the total units on July 15, 2004 and thereafter will become vested as to 12.5% of the total units on January 15 and July 15 of each year so long as the recipient provides continuous service to Liberate, and each will become fully vested upon certain employment termination events in connection with a change of control of Liberate.

        In fiscal 2004, we entered into a management transition agreement and related stock award agreement with Kent Walker. Under these agreements, Mr. Walker received $1,000 and an award of 103,000 shares of common stock, which had a value of $3.40 per share and were fully vested on the date of the award. In January 2004, Mr. Walker terminated his employment with Liberate.

        The Compensation Committee has the authority under the 1999 Equity Incentive Plan to accelerate the vesting of the shares of common stock subject to outstanding options. Such acceleration may be conditioned on the optionee's termination of employment (whether involuntarily or through a forced resignation) and may be conditioned upon the occurrence of a merger, reorganization, or consolidation or upon a hostile take-over effected through a tender offer or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

Director Compensation

        During fiscal 2004, the Compensation Committee recommended, and the Board of Directors adopted, the following compensation program for non-employee directors:

  •
  Each non-employee director receives $30,000 in annual cash compensation, payable in semi-annual installments, and $1,000 for participation in each Board and committee meeting. A director will only qualify for the payments if he or she has attended at least 75% of the meetings of the Board and applicable committees for the six months prior to payment.

  •
  On the date a new non-employee director joins the Board, he or she receives an award of stock units, which represent Liberate's agreement to issue shares of common stock on a future date. If the director joins the Board between October 1 and March 31, he or she receives stock units worth $20,000, which vest as to 50% of the units on the next April 1 and October 1, so long as the director remains on the Board. If the director joins the Board between April 1 and September 30, he or she receives stock units worth $10,000, which vest as to 100% of the units on the next October 1.

  •
  On October 1 of each year, each non-employee director receives an award of stock units worth $20,000, which vest as to 50% of the units on April 1 and October 1 of the following year, so long as the director remains on the Board.

  •
  In the event of a change of control of Liberate, the non-employee directors' stock unit awards will become vested as to 100% of the units.

  •
  Each non-employee director who receives stock units is required to retain beneficial ownership of at least 50% of the shares issued upon vesting and settlement of the stock units until he or she leaves the Board.

        Directors who are also Liberate employees receive their employee compensation, which can include equity compensation under our 1999 Equity Incentive Plan or otherwise, and are also eligible to participate in our other plans and benefits generally available to our employees. Compensation arrangements for directors who are or were employees are described in "Executive Compensation" and in the "Compensation Committee Report."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of our Board was formed in September 1997. From September 16, 2003 through May 31, 2004, the Compensation Committee consisted of Mr. Corfield (chair), Mr. Jones, and Dr. Nagel. Prior to September 16, 2003, Mr. Corfield and Ms. Dana Evan, a former director, served on that committee. None of the members of the Compensation Committee has ever served as an officer or employee of Liberate or any of our subsidiaries. None of Liberate's executive officers has served as a director of a company that had an executive officer who served on our Board.

        The Board of Directors has established the Secondary Compensation Committee to administer our 1999 Equity Incentive Plan as to equity awards to employees and consultants who are not executive officers or directors, in amounts not exceeding 100,000 shares per individual per grant. David Lockwood, our Chairman and Chief Executive Officer, is the sole member of the Secondary Compensation Committee.

        The following pages contain a report issued by Liberate's Compensation Committee relating to executive compensation for fiscal 2004 and a section titled "Comparative Stock Price Performance" containing a stock price performance graph. Stockholders should be aware that under SEC rules, the Report of the Compensation Committee and the stock price performance graph are not deemed to be "soliciting material" or to be "filed" with the SEC and are not incorporated by reference in any past or future filing made by Liberate under the Securities Exchange Act of 1934 or the Securities Act of 1933, irrespective of any general incorporation language in any such filing.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of our Board administers our 1999 Equity Incentive Plan and 1999 Employee Stock Purchase Plan and makes all decisions regarding the compensation of our Chief Executive Officer and other executive officers, including approval of salaries, bonuses, equity compensation and other forms of compensation.

        For fiscal 2004, the Compensation Committee determined the salary for our CEO and executive officers based on its subjective judgment and knowledge of competitive compensation levels at similar companies. Among the factors considered by the committee were the recommendations of the CEO with respect to the compensation of our executive officers. However, the committee made the final compensation decisions concerning such officers.

        General Compensation Policy.    The Compensation Committee's fundamental policy is to offer our executive officers competitive compensation opportunities based upon our financial success and their overall performance. The committee seeks to have a substantial portion of each officer's compensation contingent upon each of these elements. Accordingly, each executive officer's compensation package for fiscal 2004 consists of base salary and long-term stock-based incentive awards.

        Base Salary.    The base salary for each executive officer is set on the basis of general market levels and personal experience, expertise, and performance. Each individual's base pay is positioned relative to his or her total compensation package, including cash incentives and long-term incentives.

        Cash Bonuses.    The Compensation Committee did not establish a cash bonus plan for the executive officers in fiscal 2004. Rather, the committee considered bonuses on a case-by-case basis and awarded a cash bonus to only one executive officer in connection with increased responsibilities assigned to that officer. The committee may award other cash bonuses in its discretion.

        Long-Term Incentive Compensation.    The Compensation Committee has granted options and stock units at varying times and in varying amounts at its discretion. Commencing in fiscal 2004, the committee determined that the use of stock units would be a more effective way to incentivize employees and executive officers. Generally, the committee sets the size of each grant at a level that it deems appropriate to create a meaningful opportunity for stock ownership based upon the recipient's position, potential for future responsibility and promotion, performance in the recent period, and unvested awards held. The relative weight given to each of these factors will vary from individual to individual, at the committee's discretion.

        The stock units generally vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with Liberate. The vesting schedule and the number of stock units granted are established to ensure a meaningful incentive in each year following the year of grant.

        CEO Compensation.    For fiscal 2004, the Committee established an annual base salary of $250,000 for David Lockwood, Liberate's Chief Executive Officer. The Committee did not establish a bonus plan for Mr. Lockwood for fiscal 2004, and his incentive compensation is currently based only on the stock option granted in March 2003 to acquire 1,300,000 shares. Because this option has an exercise price equal to fair market value on the date of grant, it will provide a return to Mr. Lockwood only if he remains in Liberate's employ, and only if the market price of Liberate's common stock appreciates over the option term.

        Mitchell Kertzman, who served as our Chief Executive Officer until June 9, 2003 had requested that his annual base salary be reduced to $1.00 commencing in January 2003. As a result, in the year ended May 31, 2004, Mr. Kertzman received no salary and had no bonus plan.

        Section 162(m) Tax Limitation.    Under Section 162(m) of the Internal Revenue Code, Liberate is not allowed a federal income tax deduction for compensation paid to its named executive officers to the extent that their compensation exceeds $1.0 million per officer in any taxable year. To qualify for an exemption from the $1.0 million deduction limitation with respect to equity compensation, we have limited the maximum number of shares of common stock for which any one participant may be granted stock options per calendar year under our 1999 Equity Incentive Plan. Any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 1999 Equity Incentive Plan with an exercise price equal to the fair market value of our common stock on the grant date therefore qualifies as performance-based compensation that will not be subject to the $1.0 million limitation. In fiscal 2003, Liberate granted stock options outside the 1999 Equity Incentive Plan to its new executive officers, and those option grants were not designed to qualify for the exemption from the annual limits on deductibility. However, for the fiscal year ended May 31, 2004, no named executive officer's compensation exceeded the $1.0 million limitation under Section 162(m). In future years, depending on the performance of our common stock, a portion of the equity-based compensation for our executive officers attributable to these option grants may exceed the Section 162(m) limitations and consequently may not be deductible.

COMPENSATION COMMITTEE
Charles N. Corfield (Chair) Patrick S. Jones Dr. David C. Nagel

COMPARATIVE STOCK PRICE PERFORMANCE

        The graph set forth below compares the cumulative total stockholder return on our common stock between July 28, 1999 (the date our common stock started trading publicly) and May 31, 2004, with the cumulative total return over the same period of (1) the Nasdaq Stock Market-U.S. Index (the "Nasdaq US Index") and (2) the Nasdaq Computer & Data Processing Services Index (the "Nasdaq Industry Index"). This graph assumes the investment of $100 on July 28, 1999 in our common stock, the Nasdaq Stock Market Index, and the Nasdaq Industry Index, and assumes the reinvestment of any dividends.

        The comparisons shown in the graph below are based upon historical data. The stock price performance shown in the graph below does not indicate or forecast the potential future performance of our common stock. We obtained the information used in the graph with respect to the Nasdaq U.S. Index and the Nasdaq Industry Index from CRSP, a source we believe to be reliable, but we are not responsible for any errors or omissions in such information.

Value of $100 Investment at Close of Market on Dates Indicated ($)

Date	Liberate Common Stock	Nasdaq US Index	Nasdaq Industry Index
07/28/1999	$100	$100	$100
08/31/1999	129	102	102
11/30/1999	626	123	134
02/29/2000	1,000	172	188
05/31/2000	229	125	119
08/31/2000	302	156	146
11/30/2000	104	96	89
02/28/2001	93	79	73
05/31/2001	83	78	74
08/31/2001	141	67	57
11/30/2001	90	71	63
02/28/2002	73	64	60
05/31/2002	40	60	49
08/30/2002	19	49	43
11/29/2002	14	55	52
02/28/2003	18	50	45
05/30/2003	26	59	51
08/29/2003	37	67	56
11/28/2003	36	73	58
02/27/2004	34	75	59
05/28/2004	26	74	58

        Our common stock began trading publicly on July 28, 1999 at a price of $8.00 per share (as adjusted to reflect a 2-for-1 stock split effective January 2000.) The graph above, however, uses an initial measurement point of $10.1875 per share, the closing price of our stock on July 28, 1999 (also adjusted to reflect the stock split).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        From June 1, 2003 to the date of this report, there have not been any transactions, and there are currently no proposed transactions, involving more than $60,000 to which Liberate was a party and in which any executive officer, director, or 5% beneficial owner of Liberate's common stock (or any family member of any of them) had or has a material interest, except as described above in "Executive Compensation" or below in this section.

Indemnification of Directors and Executive Officers

        Liberate has entered into indemnification agreements with each of its directors and executive officers. These agreements require Liberate to indemnify these individuals to the fullest extent permitted by Delaware law for certain liabilities, to which they may become subject as a result of their affiliation with Liberate. Pursuant to these indemnification agreements, Liberate is paying the legal fees for several former executive officers and directors in connection with the pending securities litigation and the investigations arising out of the restatement of Liberate's financial statements.

        Liberate's certificate of incorporation and bylaws also contain certain provisions relating to the limitation of liability and indemnification of directors and officers. For example, the certificate of incorporation provides that, with limited exceptions, our directors will not be personally liable to Liberate or our stockholders for monetary damages for any breach of fiduciary duty as a director.

Transactions with Oracle

        In December 1995, we began operations as a division of Oracle. In January 2001, we entered into a standstill agreement with Delphi Asset Management (a wholly owned subsidiary of Oracle that held the shares) and two co-trustees pursuant to which Delphi agreed not to acquire any more of our common stock, not to sell or encumber the shares of our common stock beneficially owned by it except in certain limited ways, and not to seek to control or influence the management or business of Liberate. As of May 31, 2003, Oracle beneficially held approximately 32% of our outstanding common stock through Delphi. In July 2003, Delphi filed a Form 4 with the SEC disclosing that it had disposed of all of its shares of our common stock, and the standstill agreement terminated in June 2003.

        In August 1998, we entered into a Technical Support Services Agreement with Oracle. The Technical Support Services Agreement described the terms under which technical support services for Oracle products would be provided when licensed by us or by our distributors, and technical support for our products would be provided when licensed by Oracle or its distributors. The agreement provided for four one-year automatic renewals following the initial one-year term. This agreement terminated in fiscal 2004 and during the year we made no commissions or other payments to Oracle under this agreement and Oracle made no royalty or other payments to us.

        We routinely enter into commercial transactions with Oracle relating to licenses of its financial application and database products and associated training, support, and services. We believe that the terms of these agreements with Oracle are at least as favorable to us as those that could have been obtained in arm's-length transactions.

Transactions with Cox Communications

        Christopher Bowick, who was a member of our Board during part of fiscal 2004, also serves as an executive officer of Cox Communications. Cox is both a significant customer and a stockholder, currently owning less than five percent of our outstanding stock. In fiscal 2000, we entered into an agreement with Cox for the license of our software products and for the provision of services. Under the agreement, Cox paid us $6.0 million in prepaid licenses and services. Total revenues from Cox, before taking into account warrant-related offsets, were $496,000 in fiscal 2004. Net revenues from Cox, including the impact of warrant-related offsets, were negative in fiscal 2004. In addition, under the commercial agreement, we were required to issue warrants to Cox. These warrants vested according to milestones established in the commercial agreement to motivate Cox to deploy our products. We initially reserved 933,332 shares of our common stock for issuance to Cox under these warrants. Warrants to purchase 433,332 shares have been earned and warrants to purchase 500,000 shares have expired. The exercise price of these warrants is $6.90 per share. In December 2003, three months following Mr. Bowick's resignation from the Board, we entered into a new arm's-length license agreement to provide our software to Cox, which superseded and terminated the prior license agreement that Liberate and Cox entered into in fiscal 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The members of our Board, our executive officers, and persons who hold more than ten percent of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of our common stock and their transactions in our common stock. Based solely on our review of (1) copies of Section 16(a) reports that we received from these persons regarding transactions in our common stock during fiscal 2003 and (2) written representations that we received from our executive officers and directors that no annual Form 5 reports were required to be filed by them for fiscal 2003, we believe that our executive officers, Board members, and greater-than-ten-percent stockholders met all reporting requirements under Section 16(a) for fiscal 2004 in a timely manner.

ADDITIONAL INFORMATION

        Our Annual Report on Form 10-K for the year ended May 31, 2004 is being mailed to you with this proxy statement. We have filed our Annual Report on Form 10-K with the Securities and Exchange Commission. It is available at the SEC website at www.sec.gov. Upon written request, we will mail you without charge a copy of our Annual Report on Form 10-K for the year ended May 31, 2004 without exhibits. Send your requests to Liberate Technologies, 2655 Campus Drive, Suite 250, San Mateo, California 94403, Attention: Finance Department.

OTHER MATTERS

        The Board knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, the Board intends that the persons named in the proxies received by Liberate will vote upon those matters in accord with their best judgment.

By Order Of The Board Of Directors,

David Lockwood Chairman and Chief Executive Officer

San Mateo, California
September 14, 2004

Whether or not you plan to attend the meeting in person, please promptly complete, sign, date, and return the accompanying proxy in the enclosed postage-paid envelope before the meeting so that your shares will be represented at the meeting.

Thank you for your attention to this matter. Your prompt response will greatly facilitate arrangements for the meeting.

	DETACH HERE	ZLBAC2
PROXY	LIBERATE TECHNOLOGIES 2655 Campus Drive, Suite 250, San Mateo, CA 94403	PROXY
This Proxy is Solicited on Behalf of the Board of Directors of Liberate Technologies for the Annual Meeting of Stockholders to be held on October 27, 2004

        The undersigned holder of common stock, par value $.01, of Liberate Technologies ("Liberate") hereby appoints David Lockwood and Gregory S. Wood, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all common stock of Liberate that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, October 27, 2004, at 4:00 p.m. local time, at the Hotel Sofitel San Francisco Bay, located at 223 Twin Dolphin Drive, Redwood Shores, California, and at any adjournment or postponement of the Annual Meeting. We first mailed this form of proxy and the accompanying Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K to our stockholders on or about September 14, 2004.

        This proxy, when properly executed, will be voted in the manner directed. If no direction is made, this proxy will be voted FOR the election of the directors nominated by the Board of Directors, FOR Proposal 2, and at the discretion of the proxies as to any other matters that may properly come before the Annual Meeting. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of Liberate either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSAL 2.

        PLEASE PROMPTLY MARK, SIGN, DATE, AND RETURN THIS CARD USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

LIBERATE TECHNOLOGIES

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE	ZLBAC1

☒	Please mark votes as in this example.	#LBA

LIBERATE TECHNOLOGIES

				FOR	AGAINST	ABSTAIN
1.	To elect the following directors, each to serve for a term ending upon the 2005 Annual Meeting of Stockholders, and until his or her successor is elected and qualified (or until his or her earlier resignation, death or removal):	2.	To ratify the selection of PricewaterhouseCoopers LLP as Liberate's independent registered public accounting firm for the fiscal year ending May 31, 2005.	☐	☐	☐
Nominees:	(01) David Lockwood, (02) Charles N. Corfield, (03) Patrick S. Jones, (04) Dr. David C. Nagel and (05) Robert R. Walker
	FOR ☐	WITHHELD ☐
Each of the directors nominated and Proposal 2 were proposed by Liberate. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.
	☐ For all nominees except those whose names I have written above.		MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐
The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K.

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name, by President or other authorized officer. When signing as a partnership, please sign in partnership name, by an authorized person.
Signature:	Date:	Signature:	Date:

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PROXY STATEMENT FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE FINANCE AND AUDIT COMMITTEE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
COMPARATIVE STOCK PRICE PERFORMANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ADDITIONAL INFORMATION
OTHER MATTERS